                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (as from time to time amended in accordance with the provisions hereof, this "Agreement"), is entered into this 1st day of July 1999 by and between FRANCIS D. JOHN, residing at 6731 Paxon Road, Solebury, Pennsylvania 18963 (the "Executive") and KEY ENERGY SERVICES, INC., a Maryland corporation with its principal offices at Two Tower Center, 20th Floor, East Brunswick, New Jersey 08816 (the "Company").

                                    RECITALS

A. The Company and the Executive have previously entered into that certain Employment Agreement dated as of July 1, 1995 (the "1995 Employment Agreement") pursuant to which the Executive currently serves as Chairman of the Board, President and Chief Executive Officer of the Company.

B. In recognition of the fact that the members of the Board of Directors of the Company (other than the Executive) are of the view that retaining the services of the Executive in his capacities as Chairman of the Board, President and Chief Executive Officer of the Company is essential to the continued growth and success of the Company and is in the best interests of the Company and its shareholders, the Company desires to amend and restate the 1995 Employment Agreement and continue to retain the services of the Executive as Chairman of the Board, President and Chief Executive Officer of the Company pursuant to the terms and conditions hereinafter set forth effective as of July 1, 1999 (the "Commencement Date").

C. The Executive is willing to amend and restate the 1995 Employment Agreement and to continue to serve in such capacities pursuant to the terms and conditions hereinafter set forth effective as of the Commencement Date.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the Company and the Executive hereby agree as follows:

1.   EMPLOYMENT; TERM.

     (a) Effective as of the Commencement Date, the 1995 Employment Agreement shall be terminated and of no further force or effect except for the Company's obligations (i) to make any payments to the Executive under Section 2 thereof for services rendered and expenses incurred prior to the Commencement Date and (ii) pertaining to the options previously granted to the Executive identified in Schedule A hereto. The Company hereby agrees to employ the Executive, and the Executive hereby accepts employment by the Company, as the Company's Chairman of the Board, President and Chief Executive Officer, such employment to commence as of July 1, 1999 (the "Commencement Date"),

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and to continue until the close of business on June 30, 2004, subject to extension as provided in this Section l(a), unless sooner terminated in accordance herewith (the "Initial Employment Period"). On each June 30, commencing with June 30, 2000, the term of the Executive's employment hereunder shall be automatically extended for twelve (12) months unless either he or the Company shall have given written notice to the other that such automatic extension shall not occur, which notice shall have been given no later than thirty (30) days prior to the relevant June 30th (the Initial Employment Period, together with any extensions, until termination in accordance herewith, is referred to herein as the "Employment Period").

     (b) The Company also hereby agrees that the Executive currently serves as a director on the Board of Directors of the Company (the "Board"), and as a director and either the President or Chairman of the Board of Directors of each Subsidiary(as defined in Section 17 hereof), and the Executive hereby accepts such appointments.

     (c) The Executive shall have the responsibilities, duties and authority commensurate with his positions as the Chairman of the Board, President and Chief Executive Officer of the Company, including, without limitation, the general supervision and control over, and responsibility for, the general management and operation of the Company and its Subsidiaries, subject, however, to the supervision of the Board insofar as such supervision is required by the Maryland General Corporation Law, and the Company's Articles of Incorporation and By-Laws. Such responsibilities, duties and authority shall not be expanded or contracted without the express consent of the Executive. The Executive will report only to the Board.

     (d) The Executive will devote his full time and his best efforts to the business and affairs of the Company and its subsidiaries; PROVIDED, HOWEVER, that nothing contained in this Section 1 shall be deemed to prevent or limit the Executive's right to: (i) make investments in the securities of any publicly-owned corporation; or (ii) make any other investments with respect to which he is not obligated or required to, and to which he does not in fact, devote substantial managerial efforts which materially interfere with his fulfillment of his duties hereunder; or (iii) to continue to serve on boards of directors on which he currently serves and to serve in such other positions with non-profit and for-profit organizations as to which the Board may from time to time consent, which consent shall not be unreasonably withheld or delayed.

     (e) The principal location at which the Executive will perform his duties will be the Company's principal offices. The Company's principal offices may be transferred by the Executive or by the Board, with the Executive's consent. In the event of such a transfer, the Company will pay moving, temporary living and other reasonable expenses in connection with the Executive's relocation from his present primary residence to a location in proximity to the Company's principal offices.

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

2.   SALARY; BONUSES; EXPENSES.

     (a) During the Employment Period, the Company will pay a salary to the Executive at the annual rate of Five Hundred Seventy-Five Thousand Dollars ($575,000) per year (the "Base Salary"), payable in substantially equal installments in accordance with the Company's existing payroll practices, but no less frequently than biweekly. The Company will review the Executive's Base Salary on a yearly basis promptly following the end of each fiscal year of the Company to determine if an increase is advisable, and the Base Salary may be increased but not decreased at the discretion of the Board or the Compensation Committee, taking into account, among other factors, the Executive's performance and the performance of the Company.

     (b) For each annual period commencing July 1, 1999, the Executive shall be eligible to participate in the Company's Performance Compensation Plan
(the "Performance Compensation Plan") for the Company's executives providing for the payment of cash bonuses, which plan will provide for the payment of bonuses based upon the achievement of goals set forth in the Company's strategic plan as developed by the Executive and the Board or the Compensation Committee, as the case may be (the "Strategic Plan"), payable within ninety (90) days after the end of each fiscal year. The performance goals for the Performance Compensation Plan will be based on objective criteria mutually negotiated and agreed upon in good faith in advance by the Executive and the Board. The Executive's annual bonus determined in accordance with this Section 2(b) is referred to herein as the "Annual Bonus."

     (c) The Executive shall also receive such bonuses other than pursuant to the Performance Compensation Plan in such amounts and at such times as the Board or the Compensation Committee, as the case may be, in its discretion determines are appropriate to recognize extraordinary performance by the Executive or the Company, which would include, without limitation, (i) the acquisition of the stock or assets, or the merger or consolidation with or into another company or other entity; (ii) the acquisition or sale of a division or divisions of the Company; or (iii) the acquisition or sale of a Subsidiary or Subsidiaries, or of the Company.

     (d) The Executive is authorized to incur and shall be reimbursed by the Company for all reasonable expenses, including, but not limited to travel, lodging, meal and other expenses as determined by him in his sole discretion, incurred by him in carrying out his duties hereunder. All air travel by the Executive may be in first class. Any bonus mileage will be returned to the Company for the Company's use. In addition, it is the Company's desire for security and other safety related issues that the Executive, in his sole discretion have the authority to lease or otherwise contract for the services of a private aircraft for business related travel.

3.   STOCK OPTIONS.

     (a) The Company acknowledges that the Executive has previously

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

been awarded stock options that are either fully vested or not fully vested, as the case may be, as identified in Schedule A and the Company reaffirms herein its contractual commitments in those agreements. Except as otherwise modified by the terms of this Agreement, the terms of the stock option agreements pertaining to the stock options identified in Schedule A shall continue to apply and be construed so as not to change or modify any rights of the Executive set forth therein.

     (b) For each annual period commencing July 1, 1999, the Executive shall be eligible to participate in a stock option plan for the Company's executives providing for the granting of stock options under the Company's 1997 Incentive Plan (the "1997 Incentive Plan"). The performance goals for the grant of such options will be based on objective criteria mutually negotiated and agreed upon in good faith in advance by the Executive and the Board. The Executive's aggregate annual bonus determined in accordance with this Section 3(b) is referred to herein as the "Annual Stock Option Grant."

     (c) The Company agrees that it will use its best efforts to comply with the requirements of Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), as such rule shall be in effect from time to time, or with any successor provision to said rule("Rule 16b-3") such that in the event the Executive shall become subject to Section 16 (or a successor provision) of the 1934 Act with respect to shares of the Company's capital stock, the Executive shall be afforded the benefits of Rule 16b-3 with respect to such restricted stock or options, including without limitation providing for the grant of restricted stock or options pursuant to stock plans which comply with Rule 16b-3 and permit the terms of options contemplated by this Agreement.

     (d) The Company agrees, so long as the Company shall be subject to the reporting requirements of Section 13 or 15(d) (or any successor provision) of the 1934 Act (referred to herein as "1934 Act Registration"), it shall use its best efforts to cause to remain effective a registration statement on Form S-8 (or a successor form) within ninety (90) days of the date such 1934 Act Registration becomes effective, and to maintain the effectiveness of such registration statement, such that any restricted stock or options granted to the Executive and the purchase of shares by the Executive (or his assignee) upon the exercise of any such options shall be registered under the Securities Act of 1933, as amended or any successor provision, and so long as he is an affiliate of the Company or if he (or his assignee) shall have exercised any of such options in whole or in part prior to the effectiveness of such registration statement, to provide for and maintain the effectiveness of a corresponding resale prospectus on Form S-3 providing for the resale by the Executive (or his assignee)of the shares so granted or purchased.

4. BENEFIT PLANS; VACATIONS. In connection with the Executive's employment hereunder, he shall be entitled during the Employment Term (and thereafter to the extent provided in Section 5(f) hereof) to the following additional benefits:

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     (a) At the Company's expense, such fringe benefits, including, without limitation, group medical and dental, life, executive life, accident and disability insurance and retirement plans and supplemental and excess retirement benefits, as the Company may provide from time to time for its senior management, but, in any case, at least the benefits described on SCHEDULE B hereto.

     (b) The Executive shall be entitled to no less than the number of vacation days in each calendar year determined in accordance with the Company's vacation policy as in effect from time to time, but not less than four (4) weeks in any calendar year (prorated in any calendar year during which he is employed hereunder for less than the entire year in accordance with the number of days in such calendar year in which he is so employed). The Executive shall also be entitled to all paid holidays and personal days given by the Company to its executives.

     (c) The Company shall lease an automobile for the Executive substantially similar to the automobile currently leased for the Executive and shall pay all expenses, including but not limited to insurance, repair and maintenance, incurred by the Executive in connection with the use of the automobile during the Employment Term as well as a driver trained in security techniques if needed for his use. In addition, it is the Company's desire that the Executive have the authority, in his sole discretion, to contract for the services of a car and driver for security and safety reasons for business and/or personal use and to be at his disposal 24 hours a day, 7 days a week.

     (d) The Company will pay the reasonable fees for personal (i) financial advisory, counseling, accounting and related services; (ii) legal advisory or attorneys' fees and related expenses; and (iii) income tax return preparation and tax audit services as reasonably requested by the Executive, provided by certified public accountants and tax attorneys acceptable to him.

     (e) The Company shall pay the reasonable expenses of a home office for the Executive. It is also the Company's desire that the Executive be entitled to establish Company paid offices for his use at or near locations in which he may be staying for periods in excess of twenty-four (24) hours and that the Executive shall be entitled to employ at the Company's expense such number of administrative assistants at appropriate compensation levels as are considered necessary by him. In addition, the Company will provide to the Executive with a security system or security coverage at the job location, at his residence or otherwise, if reasonably requested by the Executive.

     (f) Nothing herein contained shall preclude the Executive, to the extent he is otherwise eligible, from participation in all group insurance programs or other fringe benefit plans which the Company may from time to time in its sole and absolute discretion make available generally to its personnel, or for personnel similarly situated, but the Company shall not be required to establish or maintain any such program or plan except as may be otherwise expressly provided herein.

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

     (g) The Company shall pay all membership costs, including, without limitation, all initiation and membership fees and expenses and all annual or other periodic fees, dues and costs (including any bond requirement), for the Executive to become and remain a member of any one or more private country club, golf club, tennis club, dining club, health club or similar club or association as the Executive determines are appropriate to his carrying out his duties hereunder.

     (h) The Company shall provide to the Executive on an annual basis a discretionary amount equal to $25,000 per year for miscellaneous business related purposes as determined by the Executive in his sole discretion.

     (i) The Executive shall be entitled to participate in all other Company benefit plans, as well as any supplemental benefit or perquisite plans as the Company may provide from time to time for its senior executives, on a basis commensurate with his position.

     (j) It is the intention of the Company that the Executive shall, after taking into account any taxes or reimbursements or other benefits, be kept whole with respect to such reimbursement or other benefit. Accordingly, to the extent the Executive is taxable on any such reimbursements or benefits, the Company shall pay the Executive, in connection therewith an amount which, after all taxes incurred by the Executive on such amount, shall equal the amount of the reimbursement or benefit being provided.

5.   TERMINATION, CHANGE IN CONTROL AND REASSIGNMENT OF DUTIES.

     (a) TERMINATION BY COMPANY. The Company shall have the right to terminate the Executive's employment under this Agreement for Cause (as defined below) at any time without obligation to make any further payments to the Executive hereunder. The Company shall have the right to terminate the Executive's employment for any reason other than for Cause only upon at least ninety (90) days prior written notice to him, except as otherwise provided in
Section 5(b), which Section shall apply in the event the Executive becomes unable to perform his obligations hereunder by reason of Disability (as defined below). In the event the Company terminates the Executive's employment hereunder for any reason other than for Cause or Disability, then for the purpose of effecting a transition during the ninety (90) day notice period of the management of the Company from the Executive to another person or persons, during such period the Company may reassign the Executive's duties hereunder to another person or other persons. Such reassignment shall not reduce the Company's obligations hereunder to make salary, bonus and other payments to the Executive and to provide other benefits to him during the remainder of his employment and following the termination of employment, including without limitation the use of his office and secretarial services during the remainder of his employment.

     As used in this Agreement, the term "Cause" shall mean: (i) the willful and continued failure by the Executive to substantially perform his duties hereunder (other than (A) any such willful or

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continued failure resulting from his incapacity due to physical or mental illness or physical injury or (B) any such actual or anticipated failure after the issuance of a notice of termination by the Executive for Good Reason (as defined below)), after demand for substantial performance is delivered by the Company to the Executive that specifically identifies the manner in which the Company believes the Executive has not substantially performed his duties; or (ii) the willful engaging by the Executive in misconduct which is materially injurious to the Company, monetarily or otherwise; or (iii) the conviction of a felony by a court of competent jurisdiction. For purposes of this paragraph, no act, or failure to act, on the part of the Executive shall be considered "willful" unless done or omitted to be done by him in bad faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive's employment shall not be deemed to have been terminated for Cause unless (A) reasonable notice shall have been given to him setting forth in detail the reasons for the Company's intention to terminate for Cause, and if such termination is pursuant to clause (i) or
(ii) above and any damage to the Company is curable, only if Executive has been provided a period of ten (10) business days from receipt of such notice to cease the actions or inactions, and he has not done so; (B) an opportunity shall have been provided for the Executive, together with his counsel, to be heard before the Board; and (C) if such termination is pursuant to clause (i) or (ii) above, delivery shall have been made to the Executive of a notice of termination from the Board finding that in the good faith opinion of a majority of the Board (excluding the Executive) he was guilty of conduct set forth in clause (i) or (ii) above, and specifying the particulars thereof in detail.

     (b) TERMINATION UPON DISABILITY AND TEMPORARY REASSIGNMENT OF DUTIES DUE TO DISABILITY.

                  (i) If the Executive becomes totally and permanently disabled during the Employment Period so that he is unable to perform his obligations hereunder by reasons involving physical or mental illness or physical injury (A) for a period of ninety (90) consecutive days, or (B) for an aggregate of ninety (90) days during any period of twelve (12) consecutive months ("Disability"), then the term of the Executive's employment hereunder may be terminated by the Board within sixty (60) days after the expiration of said ninety (90) day period (whether consecutive or in the aggregate, as the case may be), said termination to be effective ten (10) days after written notice to the Executive. In the event the Company shall give a notice of termination under this Section 5(b)(i), then the Company may reassign the Executive's duties hereunder to another person or other persons. Such reassignment shall not reduce the Company's obligations hereunder to make salary, bonus and other payments to the Executive and to provide other benefits to him, during the remainder of his employment and following the termination of employment.

                  (ii) During any period that the Executive is totally disabled such that he is unable to perform his obligations hereunder by reason involving physical or mental illness or physical injury, as

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determined by a physician chosen by the Company and reasonably acceptable to the Executive (or his legal representative), the Company may reassign the Executive's duties hereunder to another person or other persons, provided if the Executive shall again be able to perform his obligations hereunder, all such duties shall again be the Executive's duties. The cost of any examination by such physician shall be borne by the Company. Notwithstanding the foregoing, if the Executive has been unable to perform his obligations hereunder for reasons involving physical or mental illness or physical injury for a period of ninety (90) consecutive days or an aggregate of ninety (90) days during any period of twelve (12) consecutive months, then a determination by a physician of disability will not be required prior to any such reassignment. Any such reassignment shall not be a termination of employment and in no event shall such reassignment reduce the Company's obligations to make salary, bonus and other payments to the Executive and to provide other benefits to him under this Agreement during his employment or, if applicable, following a termination of employment.

     (c) TERMINATION BY EXECUTIVE. The Executive's employment may be terminated by him by giving written notice to the Company as follows: (i) at any time by notice of at least thirty (30) days; (ii) at any time by notice for a Good Reason, effective upon giving such notice; (iii) at any time, if his health should become impaired, provided he has obtained a written statement from a qualified doctor to such effect, effective upon giving such notice; or (iv) at any time following but prior to the first anniversary of a Change in Control (as defined below), effective upon giving such notice. In the event of a termination by the Executive of his employment, the Company may reassign the Executive's duties hereunder to another person or other persons.

     As used herein, a "Good Reason" shall mean any of the following:

          (A) Failure to be nominated by the Board for election to the Board at any time such nominations are made, or failure of the stockholders of the Company to elect the Executive to the Board, or failure of the Board to elect the Executive as Chairman of the Board, President and Chief Executive Officer of the Company, or failure to be nominated by the Board of Directors of any Subsidiary for election to such Board of Directors at any time such nominations are made, or failure of the stockholders of any Subsidiary to elect the Executive to the Board of Directors of such Subsidiary, or failure of the Board of Directors of any Subsidiary to elect the Executive as President or Chairman of the Subsidiary, or removal from the Board, the Board of Directors of a Subsidiary or any such office of the Company or of a Subsidiary, provided that such failure or removal is not in connection with a termination of the Executive's employment hereunder for Cause in accordance with Section 5(a) and provided further that any notice of termination hereunder shall be given by the Executive within ninety (90) days of such failure or removal;

          (B) Material change by the Company in the Executive's authority, functions, duties or responsibilities as Chairman of the Board, President and Chief Executive Officer of the Company (including, without limitation, material changes in the control or structure of the Company) which would cause his position with the Company to become of less responsibility, importance, scope or dignity than his position as of the Commencement Date, provided that (I) such material change is not in connection with a termination of Executive's employment hereunder for Cause in accordance with Section 5(a), (II) such material change is not made in accordance with
     Section 5(a) following a termination of Executive's employment by the Company other than for Cause or Disability, (III) such material change is not made in accordance with Section 5(b) pertaining to disability, including without limitation the time period restrictions applicable thereunder, and (IV) any notice of termination hereunder shall be given by him within ninety (90) days of when he becomes aware of such change; or

          (C) Failure by the Company to comply with any provision of Section 1, 2, 3, 4 or 8 of this Agreement, which has not been cured within fifteen
     (15) days after notice of such noncompliance has been given by the Executive to the Company, provided any notice of termination hereunder shall be given by the Executive within ninety (90) days after the end of such fifteen (15) day period;

          (D) Failure by the Company to obtain an assumption of this Agreement by a successor in accordance with Section 14 unless payment or provision for continuation of benefits under this Agreement have been made in a manner permitted by Section 5; and

          (E) Any purported termination by the Company of the Executive's employment which is not effected in accordance with the terms of this Agreement, including without limitation pursuant to a notice of termination not satisfying the requirements set forth herein (and for purposes of this Agreement no such purported termination by the Company shall be effective), which has not been cured within ten (10) days after notice of such nonconformance has been given by the Executive to the Company, provided any notice of termination hereunder shall be given by the Executive within thirty (30) days of receipt of notice of such purported termination.

          (F) The Company giving to the Executive the notice contemplated by
     Section 1(a) of this Agreement.

     For purpose of this Agreement, a "Change in Control" of the Company shall have the same meaning as set forth in Section 6.7 of the Company's 1997 Incentive Plan.

     (d) SEVERANCE COMPENSATION.

                  (i) TERMINATION FOR GOOD REASON OR OTHER THAN FOR CAUSE. In the event the Executive's employment hereunder is terminated (A) by the Executive or by the Company (or its successors) following a Change in Control, or (B) by the Executive for a Good Reason or (C) by the Company other than for Cause (including without limitation in the event the Company elects at any time not to automatically extend the Executive's employment hereunder pursuant to the second sentence of Section 1(a) hereof), the Executive shall be entitled, in addition to the other compensation and benefits herein provided for, to severance compensation in an aggregate amount equal to three times the sum of the Final Average Base Salary and the Final Average Annual Bonus where (A) the "Final Average Base Salary" means the average of the Executive's Annual Base Salary as in effect for each of the three years preceding the date of termination and commencing no earlier than July 1, 1999 (or, if shorter, the number of years from July 1, 1999 to the date of termination) and (B) the "Final Average Bonus" means the average of the annual bonuses awarded to the Executive pursuant to Sections 2(b) and 2(c) of this Agreement with respect to the three years preceding the date of termination and commencing no earlier than July 1, 1999 (or, if shorter, the number of years from July 1, 1999 to the date of termination; PROVIDED that if the Executive's employment is terminated prior to his eligibility to earn an Annual Bonus for the period July 1, 1999 to June 30, 2000, then for purposes of making the aforementioned computation he shall be deemed to have earned the maximum Annual Bonus to which he would have been entitled assuming the attainment by the Executive of the specified performance and other targets related to designated performance and other goals selected by the Compensation Committee under the Performance Compensation Plan), payable in a lump sum at the end of the calendar month in which the termination date occurs; PROVIDED, HOWEVER, that if the Executive's employment is terminated following a Change in Control or is terminated by the Company other than for Cause in anticipation of a Change in Control, such severance compensation shall be paid in one lump sum on the date of such termination.

                  (ii) TERMINATION FOLLOWING DISABILITY. In the event the Executive's employment should be terminated by the Company as a result of Disability in accordance with Section 5(b) hereof, then the Executive shall be entitled, in addition to the other compensation and benefits herein provided for, to severance compensation in an aggregate amount equal to three times the sum of the Final Average Base Salary as defined in Section 5(d)(i)above, plus the Final Average Bonus as defined in Section 5(d)(i) above payable in a lump sum at the end of the calendar month in which the termination date occurs, reduced by the amount of any disability insurance proceeds actually paid to the Executive or for his benefit during the said time period.

     (e) EFFECT OF TERMINATION OR CHANGE IN CONTROL UPON EQUITY COMPENSATION.

                  (i) In the event the Executive's employment hereunder is terminated by the Company for any reason other than for Cause (including without limitation an election by the Company not to automatically extend the Executive's employment hereunder pursuant to the second sentence of Section l(a) hereof), or in the event the Executive should terminate his employment for Good Reason, then any restricted stock or unexpired options held by the Executive (or his assignee) entitling the Executive (or his assignee) to purchase securities of the Company shall, notwithstanding any contrary provision in the agreement or plan pursuant to which such restricted stock or options were granted, vest and/or be exercisable for the remainder of the original term of such option as set forth in the pertinent option agreement.

                  (ii) In the event the Executive's employment hereunder is terminated by the Company for Cause or the Executive voluntarily terminates his employment (other than for "Good Reason," death or "Disability"), then effective upon the date such termination is effective, any restricted stock or options not previously vested shall be forfeited, unless there shall be a contrary provision in the agreement or plan pursuant to which such restricted stock or options were granted.

                  (iii) In the event of the Executive's death while employed or in the event the Executive's employment should terminate as a result of Disability, then, any restricted stock or unexpired options held by the Executive (or his assignee) entitling the Executive (or his assignee) to purchase securities of the Company shall, notwithstanding any contrary provision in the agreement or plan pursuant to which such restricted stock or options were granted, be vested and/or be exercisable for the remainder of the original term of such option as set forth in the pertinent option agreement.

                  (iv) In the event of a Change in Control while the Executive is employed, then as of the date immediately prior to the date such Change in Control shall occur, any restricted stock or options held by the Executive (or his assignee) entitling the Executive (or his assignee) to purchase securities of the Company, which restricted stock or options are subject to vesting, shall, notwithstanding any contrary provision in the agreement or plan pursuant to which such restricted stock or options were granted, become fully vested and any such options shall become exercisable as of such date and shall remain exercisable during the respective terms of such options as set forth in the pertinent option agreement.

     (f) CONTINUATION OF BENEFITS, ETC. (i) Subject to the Sections 5(f)(ii) and 5(f)(iii) below, in the event the Executive's employment hereunder is terminated by the Executive for a Good Reason or by the Company other than for "Cause" (including, without limitation, death or "Disability" or in the event the Company elects not to automatically extend the Executive's employment hereunder pursuant to the second sentence of Section l(a) hereof):

          (A) The Executive shall continue to be entitled to the benefits that the Executive was receiving or to which the Executive was entitled, as of the date immediately preceding the applicable termination date, pursuant to
     Section 4 hereof (except for the benefit described in Section 4(h))at the Company's expense for a period of time following the termination date ending on the first to occur of (I) the third anniversary of the termination date or (II) the date on which the Executive commences full-time employment by another employer, but only if and to the extent the Executive is eligible to receive through such other employer benefits which are at least equivalent on an aggregate basis to those benefits the Executive was receiving or to which the Executive was entitled under
     Section 4 hereof as of immediately preceding the applicable termination date. If because of limitations required by third parties or imposed by law, the Executive cannot be provided such benefits through the Company's plans, then the Company will provide the Executive with substantially equivalent benefits, on an aggregate basis, at the Company's expense. For purposes of the determination of any benefits which require a particular period of employment by the Company and/or the attainment of a particular age while employed by the Company in order to be payable, the Executive shall be treated as having continued in the employment of the Company during such period of time as the Executive is entitled to receive benefits under this Section 5(f). At such time as the Company is no longer required to provide the Executive with life and/or disability insurance, as the case may be, the Executive shall be entitled at the Executive's expense to convert such life and disability insurance, as the case may be, except if and to the extent such conversion is not available from the provider of such insurance.

          (B) The Executive shall be entitled, at the Company's expense for a period of time following the termination date ending on the first to occur of (A) the third anniversary of the termination date or (B) the date on which the Executive commences full-time employment by another employer or becomes self-employed on a full-time basis, to office space located within ten (10) miles of the principal offices of the Company and secretarial services substantially commensurate with the office space and secretarial services furnished by the Company to the Executive prior to the termination date, and to be furnished executive job search and employment services by an executive employment firm of national reputation selected by the Executive and approved by the Board, which approval shall not be unreasonably withheld or delayed.

          (ii) In the event the Executive's employment is terminated following a Change in Control or is terminated by the Company other than for Cause in anticipation of a Change in Control, the Company shall pay to the Executive, in lieu of providing the benefits contemplated by Section 5(f)(i) above, an amount in cash equal to the aggregate reasonable expenses that the Company would incur if it were to provide such benefits for a period of time following the termination date ending on the third anniversary of the termination date, which amount shall be paid in one lump sum on the date of such termination.

          (iii) With respect to any termination of the Executive's employment (other than by the Company for "Cause" or a voluntary termination by the Executive) as described in sections 5(f)(i) and 5(f)(ii) above, the Executive shall be entitled to receive continued participation in medical, dental and life insurance coverage until (A) the Executive receives equivalent coverage and benefits under the plans and programs of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage or benefit-by-benefit basis) or (B) the death of the later of the Executive or his spouse; PROVIDED that (I) if the Executive is precluded from continuing his participation in any applicable Executive benefit plan or program as described above and in Section 4, he shall be provided with the after-tax economic equivalent of the benefits provided under the plan or program in which he is able to participate for the period specified above, (II) the economic equivalent of any benefit forgone shall be deemed to be the lowest cost that would be incurred by the Executive in obtaining such benefit himself on an individual basis, and (III) payment of such after-tax economic equivalent shall be made quarterly in advance.

     (g) ACCRUED COMPENSATION. In the event of any termination of the Executive's employment for any reason, the Executive (or his estate) shall be paid such portion of his Base Salary and bonuses as he has accrued (including without limitation as provided below) by virtue of his employment during the period prior to termination and has not yet been paid, together with any amounts for expense reimbursement and similar items which have been properly incurred in accordance with the provisions hereof prior to termination and have not yet been paid. Such amounts shall be paid within ten (10) days of the termination date. The amount due to the Executive (or his estate) under this Section 5(g) in payment of any bonus, including without limitation the Annual Bonus and/or Annual Stock Option Grant, shall be a proportionate amount of the bonus that would next be payable to him and would otherwise have been due to the Executive if such termination had not occurred and such bonus had been fully earned, and which proportion shall be based on the number of elapsed days in the applicable bonus period prior to the termination date and in which the termination date occurs.

     (h) RESIGNATION. If the Executive's employment hereunder shall be terminated by him or by the Company in accordance with the terms set forth herein, then effective upon the date such termination is effective, he will be deemed to have resigned from all positions as an officer and Director of the Company and of any of its Subsidiaries, except as the parties (or with respect to positions with a Subsidiary, the Executive and the Subsidiary) may otherwise agree.

     (i) CERTAIN TAX CONSEQUENCES. Whether or not the Executive becomes entitled to the payments and benefits described in this Section 5, if any of the payments or benefits received or to be received by the Executive in connection with a change in ownership or control of the Company (a "Statutory Change in Control"), as defined in section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Statutory Change in Control or any person affiliated with the Company or such person) (collectively, the "Severance Benefits") will be subject to any excise tax (the "Excise Tax") imposed under section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to the Executive an additional amount equal to the Excise Tax, plus any additional taxes resulting from the payment to the Executive by the Company for such Excise Tax (the "Excise Tax Payment").

          For purposes of determining whether any of the Severance Benefits will be subject to the Excise Tax and the amount of such Excise Tax:

                           (i) all of the Severance Benefits shall be treated as
                  "parachute payments" within the meaning of Code section 280G(b)(2), and all "excess parachute payments" within the meaning of Code section 280G(b)(1) shall be treated as subject to the Excise Tax, unless, in the opinion of tax counsel selected by Darrell Dillard, CPA, Dillard & Fischer LLP and reasonably acceptable to the Executive or in the event Darrell Dillard is unable or unwilling to make such selection, by other tax counsel selected by the Company and reasonably acceptable to the Executive, such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Code section 280G(b)(4)(A), or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of Code section 280G(b)(4)(B), in excess of the "Base Amount" as defined in Code section 280G(b)(3) allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax; and

                           (ii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by Darrell Dillard, Dillard & Fischer LLP, or in the event that Darrell Dillard is unable or unwilling to make such determination, such determination shall be made by such other certified public accountant as is selected by the Company and is reasonably acceptable to the Executive, in accordance with the principles of Code section 280G(d)(3) and (4).

         In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Executive's employment, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined (the "Reduced Excise Tax"), the difference of the Excise Tax Payment and the Reduced Excise Tax, plus an additional amount representing the difference between (A) the amount of any additional taxes paid by the Company to the Executive for such Excise Tax and (B) the amount of any additional taxes which should have been paid to the Executive by the Company with respect to such Reduced Excise Tax. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment (including by reason of any payment the existence or amount of which could not be determined at the time of the Excise Tax Payment), the Company shall make an additional Excise Tax payment in respect of such excess (plus any interest or penalties payable by the Executive with respect to such excess) at the time that the amount of such excess if finally determined, plus any additional taxes resulting from the payment to the Executive by the Company for such excess and the interest and penalties thereon. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Severance Benefits.

6. CONFIDENTIAL INFORMATION; NON-SOLICITATION; NON-COMPETITION; RESTRICTIONS ON DISPOSITIONS OF EQUITY SECURITIES.

         (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret, confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and that shall not have been or now or hereafter have become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). During the Employment Period and for a period of five years thereafter, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

         (b) The Executive shall not, at any time during the Employment Period and for a period of (i) three years thereafter in the event he continues to be entitled to receive payments and/or benefits hereunder or
(ii) one year thereafter in the event he is not entitled to receive payments and/or benefits hereunder, (x) engage or become interested as an owner (other than as an owner of less than 5% of the stock of a publicly owned company) stockholder, partner, director, officer, employee, consultant or otherwise in any business that is competitive with any business conducted by the Company or any of its affiliated companies during the Employment Period or on the date of termination as applicable or (y) recruit, solicit for employment, hire or engage any employee or consultant of the Company or any person who was an employee or consultant of the Company within two (2) years prior to the date of termination. The Executive acknowledges that these provisions (I) have been specifically bargained for by the Company and are supported by separate and specific consideration provided to him by the Company and (II) are necessary for the Company's protection and are not unreasonable, since he would be able to obtain employment with companies whose businesses are not competitive with those of the Company and its affiliated companies and would be able to recruit and hire personnel other than employees of the Company. The duration and the scope of these restrictions on the Executive's activities are divisible, so that if any provision of this paragraph is held or deemed to be invalid, that provision shall be automatically modified to the extent necessary to make it valid. The provisions contained in this paragraph of Section 6(b) of this Agreement shall not be applicable to the Executive in the event that his employment is terminated as a result of or in anticipation of a "Change in Control."

         (c) Executive and the Company agree that this covenant not to compete is a reasonable covenant under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction such restraint is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of this covenant as to the court shall appear not reasonable and to enforce the remainder of the covenant as so amended. Executive agrees that any breach of the covenants contained in this Section 6 would irreparably injure the Company. Accordingly, Executive agrees that the Company may, in addition to pursuing any other remedies it may have in law or in equity, withhold payment of any amounts due hereunder and obtain an injunction against Executive from any court having jurisdiction over the matter restraining any further violation of this Agreement by Executive.

         (d) The Executive will not (i) exercise any options pertaining to the Company's Common Stock which have been granted to him (or which may be granted to him) or (ii) sell or otherwise dispose of any of the Company's Common Stock or other equity securities of the Company which he owns for a period of three (3) years from the date hereof, other than in the event of a "Change in Control": PROVIDED, HOWEVER, that if the price of the Company's Common Stock is in excess of an average of $12.00 per share for a period of 60 days, then the Executive shall be entitled to sell or otherwise dispose of his options, Common Stock or other equity securities of the Company beneficially owned by him; PROVIDED FURTHER that he does not reduce his aggregate beneficial ownership of equity securities of the Company by more than 50% of his then aggregate beneficial ownership of the Company's equity securities at the time of such sales or other dispositions.

7. ENFORCEABILITY. If any provision of this Agreement shall be deemed invalid or unenforceable as written, this Agreement shall be construed, to the greatest extent possible, or modified, to the extent allowable by law, in a manner which shall render it valid and enforceable and any limitation on the scope or duration of any such provision necessary to make it valid and enforceable shall be deemed to be a part thereof. No invalidity or unenforceability of any provision contained herein shall affect any other portion of this Agreement unless the provision deemed to be so invalid or unenforceable is a material element of this Agreement, taken as a whole.

8. LEGAL EXPENSES. The Company shall pay the Executive's reasonable fees for legal and tax advice and other related expenses associated with the negotiation and completion of this Agreement. The Company shall also pay the Executive's reasonable fees for legal and other related expenses associated with any disputes arising hereunder or under the stock option agreements referred to herein if a court of competent jurisdiction shall render a final judgement in favor of the Executive on the issues in such dispute, from which there is no further right of appeal. If it shall be determined in such judicial adjudication that the Executive is successful on some of the issues in such dispute, but not all, then the Executive shall be entitled to receive a portion of such legal fees and other expenses as shall be appropriately prorated.

9. NOTICES. All notices which the Company is required or permitted to give to the Executive shall be given by registered or certified mail or overnight courier, with a receipt obtained, addressed to the Executive at the address referred to above, or at such other place as the Executive may from time to time designate in writing, or by personal delivery, and to counsel for the Executive as may be requested in writing by the Executive from time to time. All notices which the Executive is required or permitted to give to the Company shall be given by registered or certified mail or overnight courier, with a receipt obtained, addressed to the Company at the address set forth above, or at such other address as the Company may from time to time designate in writing, or by personal delivery, and to counsel for the Company as may be requested in writing by the Company. A notice will be deemed given upon the mailing thereof or delivery to an overnight courier for delivery the next business day, except for a notice of a change of address, which will not be effective until receipt, and except as otherwise provided in Section 5(a).

10. WAIVERS. No waiver by either party of any breach or nonperformance of any provision or obligation of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision of this Agreement.

11. HEADINGS; OTHER LANGUAGE. The headings contained in this Agreement are for reference purposes only and shall in no way affect the meaning or interpretation of this Agreement. In this Agreement, as the context may require, the singular includes the plural and the singular, the masculine gender includes both male and female reference, the word "or" is used in the inclusive sense and the words "including," "includes," and "included" shall not be limiting.

12. COUNTERPARTS. This Agreement may be executed in duplicate counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one agreement.

13. AGREEMENT COMPLETE; AMENDMENTS. This Agreement, together with the stock option agreements pertaining to the stock options referred to in Schedule A hereto, is the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. This Agreement may not be amended, supplemented, canceled or discharged except by a written instrument executed by both of the parties hereto, PROVIDED, HOWEVER, that the immediately foregoing provision shall not prohibit the termination of rights and obligations under this Agreement which termination is made in accordance with the terms of this Agreement.

14. BENEFIT AND BINDING NATURE/NONASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the respective parties hereto. This Agreement and the rights and obligations hereunder are personal to the Company and the Executive and are not assignable or transferable to any other person, firm or corporation without the consent of the other party, except as contemplated hereby; PROVIDED, HOWEVER, in the event of the merger or consolidation of the Company, whether or not the Company is the surviving or resulting corporation, the transfer of all or substantially all of the assets of the Company, or the voluntary or involuntary dissolution of the Company, then the surviving or resulting corporation or the transferee or transferees of the Company's assets shall be bound by this Agreement and the Company shall take all actions necessary to insure that such corporation, transferee or transferees are bound by the provisions of this Agreement, and provided, further, this Agreement shall inure to the benefit of the Executive's estate, heirs, executors, administrators, personal and legal representatives, distributees, devisees, and legatees. Notwithstanding the foregoing provisions of this Section 14, the Company shall not be required to take all actions necessary to insure that a transferee or transferees of the Company's assets are bound by the provisions of this Agreement and such transferee or transferees of the Company's shall not be bound by the obligations of the Company under this Agreement if the Company shall have (a) paid to the Executive or made provision satisfactory to the Executive for payment to him of all amounts which are or may become payable to him hereunder in accordance with the terms hereof and (b) made provision satisfactory to the Executive for the continuance of all benefits required to be provided to him in accordance with the terms hereof.

15. GOVERNING LAW. This Agreement will be governed and construed in accordance with the law of Maryland applicable to agreements made and to be performed entirely within such state, without giving effect to the conflicts of laws principles thereof.

16. SURVIVAL. The provisions of Sections 3, 5(d), (e), (f), (g) and (h), 6, 7 and 8 hereof, and any restricted stock or stock option agreement entered into as described in or pursuant to Section 3 or Schedule A hereof or during the Executive's employment hereunder shall survive the termination of the Executive's employment as continuing and separate agreements between the parties.

17. SUBSIDIARIES. As used herein, the term "Subsidiaries" shall mean all corporations a majority of the capital stock of which entitling the holder thereof to vote is owned by the Company or a Subsidiary.

18. INTERPRETATION. The Company and the Executive each acknowledge and agree that this Agreement has been reviewed and negotiated by such party and its or his counsel, who have contributed to its revision, and the normal rule of construction, to the effect that any ambiguities are resolved against the drafting party, shall not be employed in the interpretation of it.

                           [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                       KEY ENERGY SERVICES, INC.

                                       BY: /s/ MORTON WOLKOWITZ
                                          -----------------------------------
                                           MORTON WOLKOWITZ
                                           DIRECTOR

                                       EXECUTIVE


                                           /s/ FRANCIS D. JOHN
                                           -------------------------------------
                                           FRANCIS D. JOHN

                                   SCHEDULE A

                            -------------------------

                       STOCK OPTIONS GRANTED TO EXECUTIVE
                             PRIOR TO JULY 1, 1999

                            -------------------------

         (i) As performance-based incentive compensation to the Executive in connection with services to be rendered, the Company has previously granted to the Executive pursuant to the Company's 1995 Stock Option Plan (the "1995 Stock Option Plan") certain options (the "1995 Options")to purchase shares of the Company's common stock, $.01 per value per share (the "Common Stock"), on the terms described below:

         Date of  No. of   Exercise  Expiration        Vesting
          Grant   Shares    Price      Date            Schedule
          -----   ------    -----      ----            --------
         7/6/95    20,000    $5.00     6/30/05       Fully Vested

         7/6/95    80,000    $5.00     6/30/05       Fully Vested

         7/6/95   130,000    $5.00     6/30/05       Fully Vested

         7/6/95    20,000    $5.00     6/30/05       Fully Vested

         (ii) In addition, as performance based incentive compensation to the Executive in connection with services to be rendered, the Company has previously granted to the Executive pursuant to the Company's 1997 Incentive Plan (the "1997 Incentive Plan") certain options (the "1997 Options") to purchase shares of the Company's Common Stock on the terms described below:

         Date of  No. of   Exercise  Expiration        Vesting
          Grant   Shares    Price      Date            Schedule
          -----   ------    -----      ----            --------
         4/16/97  125,000   $13.25     4/16/07       31,250  6/30/97
                                                     31,250  6/30/98
                                                     31,250  6/30/99
                                                     31,250  6/30/00

         9/4/98   500,000   $ 7.125     9/3/08      125,000   9/4/98
                                                    125,000   9/4/99
                                                    125,000   9/4/00
                                                    125,000   9/4/01

         5/4/99   700,000   $ 3.00     5/3/99       233,333   5/4/00
                                                    233,333   5/4/01
                                                    233,334   5/4/02

                                   SCHEDULE B

COMPANY PAID COVERAGES

         1.       Life Insurance

                         $5,000,000 payable to beneficiaries designated by the Executive.

         2.       Business Travel Accident Insurance

                         Death and dismemberment benefits up to $1,000,000 with twenty-four hour business and pleasure travel coverage.

         3.       Long Term Disability Insurance

                         Salary continuation benefit for total disability. Benefit commences with ninetieth day of disability and continues to a maximum of age sixty-five. Annual maximum benefit shall be 60% of Base Salary, plus any Annual Bonus described in Section 2(b) and any bonus described in Section 2(c) paid to the Executive as of the end of the most recent fiscal/ calendar year preceding the disability.

         4.       Medical and Dental Coverage

                         Comprehensive medical and dental coverage, including an annual physical, pursuant to which all medical and dental expenses incurred by the Executive, his spouse and his children will be reimbursed by Company provided insurance, or in the absence of insurance coverage, directly by the Company. In the event that the Executive's employment is terminated, other than (a) for "Cause" by the Company as defined in this Agreement or (b) voluntarily by the Executive (I.E., other than by death or "Disability", "Good Reason" or a "Change in Control", all as defined in this Agreement), such coverage will be continued until the earlier of (A) the death of the later of the Executive or his spouse or
                         (B) the commencement of coverage with a subsequent employer, but only to the extent such coverage duplicates or exceeds the coverage provided by the Company. In addition, at least twice a year during the Employment Period, the Executive shall submit to two
                         (2) additional physical examinations and regimens at any facility selected by the Executive and the results of such examinations and regimens will be submitted to the Board of Directors.

         5. Director and Officer Liability Insurance--Minimum coverage of at least $50 million

         6. Umbrella Policy--Company shall provide the Executive with a personal Umbrella Policy in the amount of coverage of $5,000,000.